Exhibit 10.1

Execution Copy

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 21, 2009 (this "Amendment"), is among Modine Manufacturing Company, a Wisconsin corporation, any Foreign Subsidiary Borrowers, the Lenders party hereto and JPMorgan Chase Bank, N.A., a national banking association, as Swing Line Lender, as LC Issuer and as Agent.

RECITAL

The Borrower, the Lenders party thereto and the Agent are parties to an Amended and Restated Credit Agreement dated as of July 18, 2008 (as amended or modified from time to time, the "Credit Agreement").  The Borrower desires to amend the Credit Agreement and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

TERMS

In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
AMENDMENTS

The Credit Agreement shall be amended as follows:

1.1           The following definition is added to Article I of the Credit Agreement in appropriate alphabetical order:

"MCS" means Modine Climate Systems GmbH, a company organized under the laws of Germany.

1.2           The following definition in Article I of the Credit Agreement is restated as follows:

"Modine Holding Consolidated Group" means Modine Holding GmbH and its Subsidiaries existing as of the First Amendment Effective Date, and any other Foreign Subsidiary permitted under this Agreement to be a Subsidiary of Modine Holding GmbH.

1.3           The definition of "Dutch Holdco" in Article I of the Credit Agreement is deleted.

1.4           Sections 6.4(f) and 6.4(g) of the Credit Agreement are restated as follows:

(f)  [intentionally omitted];

(g)  a loan by the Borrower to Modine Holding GmbH consisting solely of the deferred payment for the sale of MCS to Modine Holding GmbH permitted under Section 6.9(b)(iii) and a loan by the Borrower to Modine Holding GmbH consisting solely of the deferred payment portion of the sale of Modine Austria GmbH to Modine Holding GmbH permitted under Section 6.9(b)(iv), provided that the terms of such loans may not be amended without the consent of the Required Lenders and that the Borrower will take or cause its Subsidiaries to take all action to ensure that all obligations under such loans do and will rank at least pari passu in right of payment with all of the present and future unsubordinated Indebtedness of Modine Holding GmbH, except to the extent: (i) otherwise required under German law, or (ii) such Indebtedness is secured by Permitted Encumbrances or other Liens permitted under Section 6.6; and

1.6           Section 6.5 is restated as follows:

Section 6.5  Investments and Acquisitions.

(a)  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)            Cash Equivalent Investments.

(ii)           (x) Existing Investments in Subsidiaries as of the First Amendment Effective Date, but no increase in the amount thereof other than an increase in the registered capital of Modine Thermal Systems (Changzhou) Co. Ld. in the amount of $1,500,000, and (y) other Investments described in Schedule 6.5, but no increase in the amount thereof, as reduced from time to time.

(iii)            Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) to a Subsidiary or other special-purpose entity created solely to engage in a Qualified Receivables Transaction.

(iv)           Rate Management Transactions permitted by Section 6.20 and guaranties by the Borrower and its Subsidiaries of such Rate Management Obligations.

(v)           Loans and advances permitted by Section 6.4.

(vi)           The Acquisition by Modine Holding GmbH of Modine Austria and of MCS in compliance with the terms of this Agreement.

(vii)          The creation of any new Domestic Subsidiaries that become Guarantors and any Investments therein or in any other Domestic Subsidiary that is a Guarantor.

(viii)         The creation of any new Subsidiaries of Modine Holding GmbH and any Investments therein or in any other member of the Modine Holding Consolidated Group, provided that all such Investments are made solely by another member of the Modine Holding Consolidated Group.

(ix)           if no Default or Unmatured Default shall have occurred and be continuing or would be caused thereby, the creation of Subsidiaries in Korea and Investments in Subsidiaries in Korea (other than Modine Korea), provided that the aggregate amount (based on the amount thereof at the time invested, and without regard to any subsequent write down or other decrease in the value thereof) of Investments in such Korean Subsidiaries on or after the First Amendment Effective Date shall not exceed $2,500,000.

(x)           The creation or acquisition of any other new Foreign Subsidiaries not permitted above and that are not Subsidiaries of Modine Holding GmbH and any Investments therein, provided that all such Investments are permitted under Section 6.5(b).

(b)  The Borrower and its Subsidiaries may make and have outstanding other Investments, provided that no Default or Unmatured Default exists at the time such Investment is made or would be caused thereby and at no time shall the aggregate outstanding amount of all such other Investments existing and permitted under this Section 6.5(b) exceed $1,000,000.

Notwithstanding anything herein to the contrary, the Borrower will not, nor will it permit any Subsidiary to, make any Investments (including without limitation, loans and advances to, and other Investments) to Modine Korea, any member of the Modine Holding Consolidated Group (other than as permitted under  Sections 6.4(g) or 6.5(a)(viii)) or any Domestic Subsidiary that is not a Guarantor at any time on or after the First Amendment Effective Date.

1.7           Section 6.9 of the Credit Agreement is restated as follows:

Section 6.9  Consolidations, Mergers and Sales of Assets.  The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that:

(a)  Subsidiaries of the Borrower may merge into the Borrower or a Wholly-Owned Subsidiary.

(b)  The foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment, and the limitations on the dissolution or liquidation of Subsidiaries in Section 6.8, shall not prohibit, subject to the applicable provisions of Section 2.3, the following:

(i)            sales of inventory in the ordinary course of business;

(ii)           sale or other disposition of Modine Korea, whether by sale of Capital Stock or assets, and other assets owned by Foreign Subsidiaries related to the Korean-based vehicular HVAC business;

(iii)           if no Default or Unmatured Default shall have occurred and be continuing or would be caused thereby, the sale of the Capital Stock of MCS owned by the Borrower to Modine Holding GmbH in exchange for a promissory note issued by Modine Holding GmbH to the Borrower (and pledged to Collateral Agent under the Collateral Documents) in the approximate amount of the book value of the receivable owed to MCS by Modine Holding GmbH, determined as of the date of the sale, provided that such promissory note shall have a face amount of not less than €20,000,000 and shall otherwise be reasonably acceptable to the Agent;

(iv)           if no Default or Unmatured Default shall have occurred and be continuing or would be caused thereby, the sale of Modine Austria to Modine Holding GmbH, provided that Modine Holding GmbH is a Wholly-Owned Subsidiary at the time of such sale, for a purchase price based on the fair value of Modine Austria to be determined based on a valuation by Ernst & Young or otherwise determined in a manner acceptable to the Agent, provided that such price shall not be less than €11,000,000 (as adjusted based on any changes to the balance sheet of Modine Austria between March 31, 2009 and closing of the sale), and such purchase price is payable as follows: (x) at least €1,500,000 payable in cash at the closing of the sale, (y) the assignment to the Borrower by Modine Holding GmbH of an existing loan in the amount of €3,500,000 owing by UK Dollar to Modine Holding GmbH, which assignment shall be on terms and conditions satisfactory to the Agent, and (z) the balance of the purchase price will be paid with a promissory note with a maturity of not more than three years, interest payable at the rate of one year EURIBOR + 300 bps, payable quarterly and reset annually on each December 1 and otherwise on terms and conditions satisfactory to the Agent and without any restrictions on the payment or prepayment thereof (whether in connection with any agreement governing any Indebtedness of Modine Holding GmbH or any of its Subsidiaries or otherwise);

(v)           leases, sales or other dispositions of Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (v) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, provided that, after giving effect to any such lease, sale or other disposition, no Default or Unmatured Default shall have occurred and be continuing;

(vi)           any transfer of an interest in accounts or notes receivable and related assets permitted under Section 6.17;

(vii)         any transfer of assets pursuant to an Investment permitted under Section 6.5;

(viii)        the dissolution or liquidation of any Subsidiary if its assets are transferred to the Borrower or to a Guarantor that is a Domestic Subsidiary, and any other transfer of assets from any Subsidiary to the Borrower or to a Guarantor that is a Domestic Subsidiary; or

(ix)           the dissolution or liquidation of any Subsidiary of Modine Holding GmbH if its assets are transferred to any other Subsidiary of the Borrower, and any other transfer of assets from any Subsidiary of Modine Holding GmbH to the Borrower or any Subsidiary.

(c)  The foregoing limitation on the discontinuation or elimination of any business line or segment shall not prohibit the liquidation and dissolution of any Subsidiary or the discontinuation or elimination of any business line or segment, provided that (i) the Borrower shall have reasonably determined that such business line or segment being discontinued or eliminated is a non-core business of the Borrower and its Subsidiaries, (ii) any sale of assets relating to any discontinuation or elimination of any business line or segment or any liquidation or dissolution of any Subsidiary shall be subject to the limitation on the sale, lease or other transfer of assets described in Section 6.9(b) and the prepayment requirements under Section 2.3(b) and the other terms of this Agreement, and (iii) after giving effect to any such liquidation or dissolution or discontinuation or elimination of any business line or segment, no Default or Unmatured Default shall have occurred and be continuing or would be caused thereby.

1.8           The last paragraph of Section 6.16 of the Credit Agreement is deleted.

1.9           Section 6.21 of the Credit Agreement is restated as follows:

Section 6.21.   Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (ii) transactions between the Borrower or any Subsidiary, on the one hand, and any Subsidiary or other special-purpose entity created to engage solely in a Qualified Receivables Transaction, (iii) transactions among the Borrower and Guarantors that are Domestic Subsidiaries; (iv) transactions among members of the Modine Holding Consolidated Group; and (v) transactions specifically permitted under this Agreement.

1.10         Reference in Section 6.24(a) of the Credit Agreement to "$100,000" shall be replaced with "$1,000,000" and reference in Section 6.24(b) of the Credit Agreement to "$5,000,000" shall be replaced with "$7,500,000".

1.11         Section 10.12 of the Credit Agreement is amended by revising the last sentence to read as follows:  "Without limiting the foregoing, the Lenders hereby irrevocably empower and authorize JPMorgan, in its capacity as Agent or as Collateral Agent, to execute and deliver on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of, and the Agent and Collateral Agent (provided it is allowed to do so under the terms of the Intercreditor Agreement) shall release, any Lien on the Capital Stock of MCS in connection with the sale thereof under Section 6.9(b)(iii) or on the Capital Stock of Modine Austria connection with the sale thereof under Section 6.9(b)(iv)."

ARTICLE 2.
REPRESENTATIONS

The Borrower represents and warrants to the Agent and the Lenders that:

2.1           The execution, delivery and performance of this Amendment are within its powers, have been duly authorized by the Borrower and are not in contravention of any requirement of law.  This Amendment is the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with the terms thereof, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

2.2           After giving effect to the amendments herein contained and the amendments to Note Purchase Documents being delivered pursuant to Section 3.2 hereof, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and no Default or Unmatured Default exists or has occurred and is continuing on the date hereof.

2.3           Complete and correct copies of the amendment to the 2005 Note Purchase Agreement and the amendment to the 2006 Note Purchase Documents are attached hereto as Schedule 2.3, such amendments are being executed simultaneously herewith and will be effective on the date hereof, and no other agreements are being executed in connection therewith.

ARTICLE 3.
CONDITIONS PRECEDENT

This Amendment shall be effective as of the date hereof when each of the following has been satisfied:

3.1           This Amendment shall be signed by the Borrower, the Agent and the Required Lenders.

3.2           The Lenders shall have received an amendment to the 2005 Note Purchase Documents and an amendment to the 2006 Note Purchase Note Documents, and such amendments shall be executed simultaneously herewith, shall be satisfactory to the Agent and shall automatically become effective simultaneously with this Amendment.

3.3           The Consent and Agreement to this Amendment shall be signed by all parties thereto.

3.4           The Borrowers and the Guarantors shall have executed and delivered such other agreements and instruments and satisfied such other conditions, if any, in connection with this Amendment as required by the Agent.

ARTICLE 4.
MISCELLANEOUS.

4.1           References in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.  This Agreement is a Loan Document.  Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.2           Except as expressly amended hereby, each of the Borrower and each Guarantor agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.3           Each of the Borrower and each Guarantor represents and warrants that it is not aware of any claims or causes of action against the Agent, any Lender or any of their respective affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Obligations.  Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Borrower and each Guarantor, on behalf of itself and its Subsidiaries, employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases the Agent, each Lender and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the "Released Parties"), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Loan Documents, all transactions relating to this Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among the Releasing Parties or any of them and the Released Parties or any of them.

4.4           Each of the Borrower and each Guarantor acknowledges and agrees that each of the Agent and the Lenders has fully performed all of its obligations under all Loan Documents, and that all actions taken by the Agent and the Lenders are reasonable and appropriate under the circumstances and within their rights under the Loan Documents.  The actions of each of the Agent and the Lenders taken pursuant to this Agreement and the documents referred to herein are in furtherance of their efforts as secured lenders seeking to collect the obligations owed to them.  Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or agency relationship of any nature between the Borrower, its Subsidiaries, the Agent and the Lenders.  The Borrowers, its Subsidiaries, the Agent and the Lenders agree that notwithstanding the provisions of this Agreement, each of the Borrowers and its Subsidiaries remain in control of their respective business operations and determine the business plans (including employment, management and operating directions) for its business.

4.5           This Agreement may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and signatures sent by facsimile or electronic mail message shall be enforceable as originals.

IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed, delivered and effective as of the date first above written.

MODINE MANUFACTURING COMPANY

By:	/s/ Michael B. Lucareli

Title:	Vice President, Finance & Corporate Treasury

JPMORGAN CHASE BANK, N.A., as the Agent, as the Swing Line Lender, as the LC Issuer and as a Lender

By:	/s/ Brian L. Grossman

Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Documentation Agent and as a Lender

By:

Title:

M&I MARSHALL & ILSLEY BANK, as a Documentation Agent and as a Lender

By:	/s/ Gina A. Peter

Title:	Senior Vice President

By:	/s/ illegible

Title:	Asst. Vice President

WELLS FARGO BANK, N.A., as a Documentation Agent and as a Lender

By:	/s/ Jennifer Cluck

Title:	VPI Principal

Commerzbank AG, as a Lender

By:	/s/ Ekkehard Albrecht

Title:	Director

By:	/s/ Ralf Mulik

Title:	Director

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Caroline V. Krider

Title:	Vice President & Senior Lender

COMERICA BANK, as a Lender

By:	/s/ Heather A. Whiting

Title:	Vice President

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby fully consents to the terms and provisions of the above Amendment and the consummation of the transactions contemplated thereby, and acknowledges and agrees to all terms and provisions of the above Amendment applicable to it, including without limitation all covenants, representations and warranties, releases, indemnifications, and all other terms and provisions.

MODINE, INC.

By:	/s/ William K. Langan

Its:	President

MODINE ECD, INC.

By:	/s/ Thomas A. Burke

Its:	President

Exhibit 10.1
Schedule 2.3

[Complete and correct copies of the amendment to the 2005 Note Purchase Agreement and the amendment to the 2006 Note Purchase Documents]